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                                                                   EXHIBIT 10.21





                                    AGREEMENT



                                    BETWEEN:



                                DUANE READE INC.



                                     - and -



                            LOCAL 340A/340B, NEW YORK
                               JOINT BOARD, UNITE


                                      * * *

                       April 1, 1999 - September 21, 2002


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                                   I N D E X:
                                   ----------


DESCRIPTION                                   ARTICLE NO.          PAGE NO.
-----------                                   -----------          --------

BEREAVEMENT PAY                                   XIV                  8
CHECKOFF                                          IX                   6
COLLECTIVE BARGAINING AGREEMENT                   II                   3
COMPLETE AGREEMENT                                XXII                10
GRIEVANCES AND ARBITRATION                        XIII                 7
HOLIDAYS                                          VI                   5
HOURS OF WORK                                     V                    4
INVALIDATION                                      XX                   9
LAYOFF AND DISCHARGE                              VII                  5
MANAGEMENT PREROGATIVES                           X                    7
NOTICES                                           XVIII                9
RECOGNITION AND UNION SECURITY                    I                    3
RETIREMENT FUND                                   XVII                 9
SENIORITY                                         IV                   4
SICK LEAVE                                        XV                   8
STRIKES AND LOCKOUTS                              XII                  7
SUCCESSORS                                        XXIII               10
TERM OF AGREEMENT                                 XXI                 10
TRIAL PERIOD                                      III                  4
UNION VISITATION                                  XIX                  9
VACATIONS                                         VIII                 6
WAGE SCHEDULE                                     XXIV                10
WAIVER AND MODIFICATIONS                          XI                   7
WELFARE                                           XVI                  9



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AGREEMENT made and entered into the 1st day of April, 1999, by and between DUANE
READE, INC., 440 9th Avenue, New York, (hereafter called the "Employer"), and LOCAL 340A/340B, New York, JOINT BOARD, UNITE, 55 Northern Blvd., Great Neck,
New York 11021 (hereafter called the "Union").

                                   WITNESSETH:

      WHEREAS, the parties hereto desire to cooperate in establishing and maintaining proper and suitable conditions, and to secure uniform and equitable terms of employment and conditions of labor satisfactory to Employer and employees.

      NOW, THEREFORE, in consideration of the mutual covenants and agreement hereinafter contained, it is mutually agreed as follows:

ARTICLE I. RECOGNITION AND UNION SECURITY

      A. The Employer recognizes the Union as the sole and exclusive bargaining agent for all clerks, pharmacy clerks and cashiers employed in the Employer's store located at 436 86th Street, Brooklyn, New York, and the Employer's store located at 4258 Main St., Flushing, New York, as more fully described in Article II.

      B. It shall be a condition of employment that all employees of the Employer covered by this Agreement, who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing, and those who are not members on the effective date of this Agreement shall on the 30th day following the effective date of this Agreement, or after the execution of the Agreement, whichever is later, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall on the 30th day following the beginning of such employment become and remain members in good standing in the Union.

ARTICLE II, COLLECTIVE BARGAINING UNIT

      A. The collective bargaining unit covered by this Agreement shall consist of all covered employees employed in the Employer's store who are employed for twenty (20) hours or more per week, excluding store managers, assistant store managers, pharmicists, clerical employees, guards and supervisory employees as may be defined in the National Labor Relations Act, as amended.

      B. Seasonal employees hired temporarily for the Christmas season no earlier than December 15th and terminated no later than the next January 5th in any year shall also be excluded from the coverage of this Agreement.

ARTICLE III, TRIAL PERIOD

      A trial period of sixty (60) days shall be in effect for all new employees hired by the Employer, during which period the employee may be discharged with or without cause in the sole determination of the Employer, and such determination shall not be subject to the arbitration provision hereinafter set forth. The trial period for any new employee will be extended an additional sixty (60) days upon the Employer's written request therefor. Employees retained in the employ of the Employer subsequent to the expiration of such trial period shall be deemed regular employees and placed on a seniority list of the employees of the Employer, such seniority to date back to the beginning of their employment.


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ARTICLE IV. SENIORITY

      A.    Seniority shall prevail on a storewide basis.

      B. All things being equal, including ability to perform the job, seniority shall govern in all layoffs and rehirings, except that if any specific application of this seniority provision shall cause the Employer a business hardship, such problem shall be resolved by the Employer and the Union towards the end of eliminating such hardship.

      C. An employee shall lose seniority in the event of the occurrence of any one of the following events.

            1.    Quit

            2.    Discharge for cause

            3. After layoff the employee is notified in writing to return to work and the employee fails to inform the Employer of his intention to so return within 48 hours after receipt of such notice.

            4.    The employee is on continuous layoff for six (6) months.

ARTICLE V. HOURS OF WORK

      A. The regular work week for all fulltime employees shall not exceed forty (40) hours per week for any five (5) days out of a seven (7) day week in any store regularly opened seven (7) days per week.

      B. Overtime shall be paid at the rate of time and one-half for all work over forty (40) hours per week.

      C. Part-time employees shall receive payment for vacations, holidays, sick leave and bereavement pay on a pro-rata basis of a forty (40) hour work week.

ARTICLE VI. HOLIDAYS

      A. Each employee who has completed six (6) months of service shall be off with full pay on all holidays that the store is closed and in no event shall an employee be off on less than seven (7) holidays per year with full pay. Employees with less than six (6) months of service shall be scheduled off on holidays where the store is closed and provided with another day's work during the holiday week.

      B. The holidays to which the employee shall be entitled hereunder shall be:

            Washington's Birthday          Thanksgiving Day
            Memorial Day                   Christmas Day
            Fourth of July                 New Year's Day
            Labor Day

            Employees will also be eligible for two (2) personal days each year. Personal days must be approved by the Store Manager, in advance, by giving forty eight (48) hours notice to be paid. There will be no carryover of personal days. Eligible days not taken will be forfeited.


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      C.    Should any of the afore-enumerated holidays to which an employee is entitled, fall on his day off or during his vacation, such employee shall, in addition to his regular pay, be paid for such holiday. Should any employee be called in to work on any holiday to which he is entitled, he shall, in addition to this regular day's pay, be paid for such holiday at the rate of time and one-half his regular rate.

      D. Part-time employees shall be entitled to holidays with pay on the same basis as herein-above set forth but prorated in the proportion that their work hours bear to the full work week in the category in which employed.

ARTICLE VII. LAYOFF AND DISCHARGE

      A. The Employer shall have the right to determine the number of employees from time to time required in the operation of its business and to determine the necessity for or extent of layoffs. In layoffs and re-hirings the principle of seniority shall be given effect, subject to the provisions of the preceding "Seniority" section of this Agreement.

      B. Employees, after the expiration of their trial period, may be discharged only for cause. In the event of any dispute as to the existence of cause for discharge, such dispute shall be determined in accordance with the grievance and arbitration provisions hereinafter contained. Unless the Employer receives a written claim of wrongful discharge within two (2) weeks of date of discharge, discharge shall be deemed to be for good cause.

ARTICLE VIII. VACATIONS

      A. All covered employees who have been in the continuous employ of the Employer for six (6) months prior to July 1st of each year shall be eligible for:

      One (1) week vacation the following January 1st

      In the continuous employ of the Employer for one year prior to July 1st of each year shall be eligible for:

      Two (2) weeks vacation the following January 1st

      In the continuous employ of the Employer for seven (7) years prior to July 1St of each year shall be eligible for:

      Three (3) weeks vacation the following January 1st

      In the continuous employ of the Employer for twenty (20) years or more prior to July 1st of each year shall be eligible for:

      Four (4) weeks vacation the following January 1st

      Part-time employees shall be entitled to vacation on the same basis as set forth herein, but prorated in the proportion that their work hours bear to the full workweek.

      B. Vacations shall be taken at times convenient to both the Employer and employee, and shall be paid at the employee's rate of pay in effect at the time the vacation is taken.


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ARTICLE IX. CHECKOFF

      A. During the second week of each and every month the Employer agrees to deduct and remit to the Union the Union's regular membership dues and initiation fees, upon condition that the Union shall furnish the Employer with a lawful checkoff authorization form executed by the employee.

      B. The Employer will notify the Union of any revocation of such authorization received by it.

      C. This authorization shall automatically renew itself unless written authorization for revocation is submitted as above directed.

      D. Any monies deducted from the employees are to remain the property of the Union, and in no event shall the Employer be permitted to use said monies for any other purpose, but as stipulated above.

      E. All monies deducted in accordance with the provisions of this section shall be promptly remitted to the Union at its office with a list of all workers and the amounts of money deducted from each.

ARTICLE X. MANAGEMENT PREROGATIVES

      A. Any and all rights and prerogatives of the Employer in the operation and management of its business and the direction of its employees existing prior to the execution of this Agreement, including the making of work rules in connection therewith, shall, except as and to the extent specifically modified or limited by this Agreement, be and remain vested in the Employer.

      B. The management of the business and the direction of working forces is vested exclusively in the Employer. All employees shall perform any duties to which they may be assigned in the performance of their duties.

ARTICLE XI. WAIVER AND MODIFICATIONS

      The failure of either party to enforce any term, condition, covenant, rule or regulation contained herein, shall not be deemed to be a waiver of these terms, conditions, covenants, rules or regulations, nor shall either party be stopped from demanding performance of those terms, conditions, covenants, rules or regulations.

ARTICLE XII. STRIKES AND LOCKOUTS

      A. There shall be no strike, picketing, slowdown, or work stoppage by the Union or its members, or a refusal by any employee to cross a picket line in sympathy with the sponsors of such picket line, and there shall be no lockout by the Employer of any kind whatsoever, during the life of this Agreement.

ARTICLE XIII. GRIEVANCES AND ARBITRATION

      A. Any disputes between the Union and the Employer arising out of or under this Agreement shall be first taken up for amicable adjustment between the disputants.


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      B.    If the parties to any such dispute shall be unable to adjust such dispute, then such dispute shall be referred to arbitration. All complaints, disputes or grievances of whatsoever kind or nature arising between the Union and the Employer concerning any provision of this Agreement, shall be submitted for arbitration to an arbitrator designated by mutual agreement of the parties. If within ten (10) days the parties fail to reach agreement on the designation of an arbitrator the matter shall be submitted to the AMERICAN ARBITRATION ASSOCIATION which shall submit a panel of arbitrators pursuant to its rules and procedures from which the parties will choose an arbitrator. The arbitration shall be brought on by written notice sent by the party requesting the same addressed to the other party at the address set forth in this Agreement. Said notice shall not be required to set forth the issues but should state that a grievance or dispute exists between the parties. It is expressly agreed between the parties hereto that should any dispute or grievance arise after the sending of such notice, all such additional disputes or grievances shall likewise be arbitrated at the time of the arbitration hearing. The arbitrator shall upon such notice as he shall give to the parties (which notice shall be deemed good and sufficient notice), proceed to a hearing at the time and place fixed by him. If either party fails or refuses or neglects to appear, then the arbitrator shall hear the evidence of the party appearing and render his decision as if both parties had appeared. The decision of the arbitrator shall be binding upon the parties and the employees and shall have the effect of a judgment entered upon an award as provided by the New York State law. The parties consent that any papers, notices, process, including subpoenas, necessary or appropriate to institute or continue an arbitration, or to enforce or confirm an award, shall be deemed duly and sufficiently served if served by ordinary mail directed to the party's address as set forth in this Agreement, or to the party's attorney. The arbitrator is empowered to include in his award mandatory and injunctive relief and to assess damages. The expenses of arbitration hereunder shall be borne equally by the parties hereto.

      C. Time shall be of the essence in any arbitration proceeding and both parties to the dispute shall exert their best efforts in obtaining a speedy determination.

      D. Any claim for unpaid compensation to which an employee may be entitled under the provisions of this Agreement shall be deemed waived unless such claim is made within six (6) months from the date when such unpaid compensation may have become due and payable. Any such claim, made more than six
(6) months after it was allegedly due and payable, shall not be subject to the grievance and arbitration provisions of this Agreement.

ARTICLE XIV. BEREAVEMENT PAY

      All covered employees who have been employed six (6) months or more by the Employer shall receive a maximum of three (3) days bereavement leave in the event of the death of a father, mother, sister, brother, child, or spouse. Bereavement leave shall be counted starting with the day after death, and the employee shall be paid for any day he is regularly scheduled to work during such three (3) days of leave.

ARTICLE XV. SICK LEAVE

      A. Employees who have worked at least six (6) months shall be entitled to receive five (5) days sick leave with pay each contract year. Sick leave shall not be cumulative, and unused sick leave days will be paid at the end of the contract year.

      B. An employee who claims sick leave pay for taking time off when such employee was not ill shall be subject to discharge for good cause.


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ARTICLE XVI. WELFARE

      The Employer agrees to pay six percent (6%) of the earnings, up to a maximum of $100.00 per month, for all of its covered employees regularly scheduled to work twenty (20) or more hours per week to the Local 340A Disability, Relief and Benefit Fund to provide certain health, disability, hospitalization and death benefits to its employees.

      In the event that an increase in the payment to the Fund is required, the Union will notify the Employer and parties will discuss an appropriate adjustment.

ARTICLE XVII. RETIREMENT FUND

      The Employer agrees to pay six percent (6%) of earnings of all covered employees who are regularly scheduled to work twenty (20) or more hours per week up to maximum wages of $150.00 per week for each employee to the Local 340A Retirement Fund.

ARTICLE XVIII. NOTICES

      All notices required to be made hereunder must be made in writing, by certified or registered mail, and sent by each party hereto to the other to the addresses respectively set forth hereinabove, unless similarly notified in writing of a change in address.

ARTICLE XIX. UNION VISITATION

      A. Representatives of the Union shall be permitted to visit the store of the Employer for a reasonable period of time for the purpose of meeting with the employees, and for the purpose of observing whether or not the terms and conditions of this Agreement are carried out. Such visits are not to interfere with the normal operations of the store.

      B. The Union shall represent the employees of the Employer and the Employer shall deal with the Union or its duly accredited representative with respect to any matter affecting same.

ARTICLE XX. INVALIDATION

      Should any section, or portion thereof, of this Agreement be held unlawful and unenforceable by any tribunal of competent jurisdiction, such decision shall apply only to the specified section or portion thereof directly specified in the decision and not affect the validity or enforceability of the remaineder of this Agreement.

ARTICLE XXI. TERM OF AGREEMENT

      This Agreement shall be in full force and effect from the 1st day of April, 1999 through and including the 21st day of September, 2002 and shall thereafter be automatically renewed from year to year unless and until either party shall give to the other, not later than two (2) calendar months prior to the expiration of the original or any such renewal term, a written notice of election not to renew.

ARTICLE XXII. COMPLETE AGREEMENT

      It is agreed that this Agreement is a complete agreement and covers all subjects and matters negotiable between the parties. It may not be changed orally, and may be amended only by a writing signed by the parties hereto.


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ARTICLE XXIII. SUCCESSORS

      This contract shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

ARTICLE XXIV. WAGE SCHEDULE

      A. Wage Increases. All non-probationary employees shall receive the following wage increase on the dates set forth, providing they have completed one (1) year of employment as of the effective date:

                  Effective 9/01/99 - $.25/hour
                  Effective 9/01/00 - $.25/hour
                  Effective 9/01/01 - $.25/hour

      B. Employees not eligible for the annual increase will be eligible to receive a fifteen cents ($.15) per hour increase on their year anniversary date. They will then be eligible to receive a ten cents ($.10) per hour increase on the annual increase dates.

      C. To be eligible for retroactive pay, an employee must be employed on the date of the ratification of this agreement. The Union will notify the company of the date of ratification.

      D.    Merit/Market Adjustments.

            The Employer may selectively grant merit increases or make market adjustments after consultation with the Union.



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IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the above date.


                                   LOCAL 340A/340B, New York, Joint Board, UNITE



                                   By:__________________________________________
                                      DUANE READE, INC.



                                   By:__________________________________________



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